Sub-Item 77I: Terms of New or Amended Securities

Effective September 29, 2017, the Goldman Sachs MLP & Energy Fund
(the "Fund") commenced offering Class A Shares, Class C Shares,
Institutional Shares, Investor Shares, Class R Shares and Class R6 Shares ("Shares"). The terms of the Shares for the Fund are described in Post-Effective Amendment No. 628 to the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on September 29, 2017 (Accession No. 0001193125-17-299418).